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                                                                    EXHIBIT 23.1


                        [HEATHCOTT & MULLALY LETTERHEAD]









                        CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Cumberland Bancorp, Incorporated 1998 Stock Option Plan of our report dated March 19, 1999 with respect to the consolidated financial statements of Cumberland Bancorp, Incorporated included in the Cumberland Bancorp, Incorporated Registration Statement on Form S-1 (No. 333-84173), and to the reference to our firm under the caption "Experts" in the Cumberland Bancorp, Incorporated Registration Statement on Form S-1 (No. 333-84173).



/s/ Heathcott & Mullaly, P.C.
Brentwood, Tennessee
December 29, 1999